                                                                   Exhibit 10.25

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is entered as of the 14th day of December, by and between Lee S. Wielansky (the "Employee") and JDN Development Company, Inc. (the "Company").

                                    RECITALS
                                    --------

     WHEREAS, the Company previously entered into an Employment Agreement (the "Employment Agreement") with Employee, dated February 13, 2001 and made effective as of November 27, 2000; and

     WHEREAS, the Company and Employee desire to extend the term of the Employment Agreement for an additional year; and

     WHEREAS, the Company and Employee desire to amend the Employment Agreement in the manner contemplated by this Amendment.

     In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties as follows:

I.   AMENDMENTS AND ADDITIONS TO EMPLOYMENT AGREEMENT

1.1. Section 2 of the Employment Agreement shall be amended by deleting such provision in its entirety and replacing with the following:

          2. Term of Employment. Except as otherwise provided herein, the
             ------------------
          initial term of this Agreement shall be for one (1) year commencing on December 14, 2001 and ending on December 14, 2002 (the "Employment Term"); provided that for purposes of that certain JDN Realty Corporation Restricted Stock Agreement between Employee and JDN Realty ("JDN Realty") dated February 13, 2001 the provisions of this Amendment shall not be deemed an extension of the Employment Term and all of the shares of restricted common stock of JDN Realty issued pursuant to such agreement vested and became transferable, subject to applicable federal and state securities laws, on November 27, 2001. The Employment Term may be extended by mutual written agreement of the Employee and the Company upon such terms, provisions and conditions which are mutually acceptable to the Employee and the Company.

1.2. Section 4.1 of the Employment Agreement shall be amended by deleting such provision in its entirety and replacing with the following:

          4.1 Base Salary. For the period from November 27, 2000 through
              -----------
          December 14, 2001, the Company shall pay to the Employee as compensation for the services to be performed by the Employee a base salary of Three Hundred Seventy-Five Thousand Dollars ($375,000) per year. During the Employment Term, the Company shall pay to the Employee a base salary of Three Hundred Ninety Thousand Dollars ($390,000) per year. The base salary shall be payable in installments in accordance with the Company's normal payroll practice and shall be subject to such withholdings and other ordinary employee withholdings as may be required by law.

1.3. Section 4.2 of the Employment Agreement shall be amended by deleting such provision in its entirety and replacing with the following:

          4.2. Bonuses; Incentive Payments. In addition to the compensation set
               ---------------------------
          forth elsewhere in this Section 4, for the year commencing on December 14, 2001 and ending on December 14, 2002, the Employee shall be entitled to receive a bonus as follows:

          Employee shall be entitled to receive a bonus equal to 100% of his base salary each year during the term of this Agreement in the event that Actual Per Share FFO (as defined herein) is greater than or equal to the Target Per Share FFO (as set forth herein) for the corresponding fiscal year. The Target Per Share FFO for the fiscal year ending December 31, 2001 is $1.43 (which is the basis for determining the bonus payable to Employee for the period from the Effective Date to the first anniversary of the Effective Date) and the base salary for the fiscal year ending December 31, 2001 is $375,000; and the Target Per Share FFO for the fiscal year ending December 31, 2002 is $1.25 (which is the basis for determining the bonus payable to Employee for the period from December 14, 2001 to December 14, 2002) and the base salary for the fiscal year ending December 31, 2002 is $390,000; provided that if JDN Realty at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of common stock into a greater number of shares, the Target Per Share FFO in effect immediately prior to such issuance or subdivision shall be proportionately reduced, and if JDN Realty at any time reduces the number of its outstanding shares of common stock or combines (by reverse stock split or otherwise) its outstanding shares of common stock into a smaller number of shares, the Target Per Share FFO in effect immediately prior to such reduction or combination shall be proportionately increased; provided that no adjustment hereunder will be required unless the effect of such reduction or increase (together with any other previously unmade adjustments, which shall be made collectively with the next required adjustment) does not result in the reduction or increase of the Target Per Share FFO by at least $0.01. The bonus payable to Employee under this Section 4.2 shall be reduced by an amount equal to 1.67% of Employee's then-current base salary for each percentage point that the Actual Per Share FFO for the applicable fiscal year is below the Target Per Share FFO for that fiscal year. The bonus payable to Employee under this Section 4.2 shall be paid on or before February 28 of the next fiscal year commencing after the fiscal year upon which such bonus is based unless required to be paid earlier pursuant to separate provisions of this Agreement. In the event that Employee's employment with the Company terminates prior to December 14, 2002, the bonus earned by Employee hereunder shall be calculated by: (i) annualizing the FFO per share of outstanding common stock of JDN Realty for the period from January 1, 2002 until the date of Employee's termination (adjusted for any one-time or nonrecurring charges incurred by JDN Realty during that period); (ii) comparing the resulting annualized FFO to the Target Per Share FFO; (iii) applying the criteria for determining Employee's bonus set forth in Section 4.2 hereof to determine the annual bonus that would be payable to Employee based upon the annualized FFO; and (iv) prorating such amount based upon the number of days worked by Employee during the year commencing on December 14, 2001 and ending on December 14, 2002. For purposes of this Agreement, "Actual Per Share FFO" shall mean net income of JDN Realty for the fiscal year for which Actual Per Share FFO is being calculated, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures, applying accounting principles consistently with prior periods divided by the number of outstanding shares of JDN Realty as of the last day of the fiscal year for which the Actual Per Share FFO is being calculated based upon JDN Realty Corporation's audited financial statements for such period.

          The Employee shall also be eligible to receive such other bonuses or incentive payments as may be approved by the Board of Directors.

          For purposes of the remainder of this Employment Agreement, "Base Salary" shall mean Three Hundred Ninety Thousand Dollars ($390,000).

1.4. Section 4.7 of the Employment Agreement shall be amended by deleting such provision in its entirety and replacing with the following:

          4.7 Stock Options. Effective as of November 28, 2000, the Employee was
              -------------
          granted options to acquire 200,000 shares of the common stock of JDN Realty at a per-share exercise price of $10.50, all of which vested and became exercisable on November 27, 2001. Pursuant to that certain Stock Option Agreement dated as of December 14, 2001, Employee was granted options to acquire 100,000 shares of the common stock of JDN Realty at a per-share exercise price of $11.74 (the closing price as of December 13, 2001), all of which will vest and become exercisable on December 13, 2002 (i.e. prior to expiration of the Employment Agreement). Any unexercised options shall expire ten years from the date of grant. Notwithstanding anything to the contrary contained herein, the options referenced in this Section 4.7 shall be subject to the terms of the JDN Realty Corporation 1993 Incentive Stock Plan, as amended, and any agreement between Employee and JDN Realty pursuant thereto.

1.5. Section 4.8 of the Employment Agreement shall be amended by deleting such provision in its entirety and replacing with the following:

          4.8 Restricted Stock. On the Execution Date of the Employment
              ----------------
          Agreement, the Employee was granted 25,000 shares of restricted common stock of JDN Realty, all of which vested and became transferable, subject to applicable federal and state securities laws, on November 27, 2001. Pursuant to a Restricted Stock Agreement between Employee and JDN Realty, dated as of December 14, 2001, Employee was issued 20,000 shares of restricted common stock, all of which shall vest and become transferable, subject to applicable federal and state securities laws, on December 13, 2002, or such earlier date as such shares of restricted stock may become vested and exercisable under separate provisions of this Agreement. Notwithstanding anything to the contrary contained herein, the shares of restricted stock referenced in this Section 4.8 shall be subject to the terms of the JDN Realty Corporation 1993 Incentive Stock Plan, as amended, and any agreement between Employee and JDN Realty pursuant thereto.

1.6. The introductory paragraph to Section 6.1 and Section 6.1(a) of the Employment Agreement shall be amended by deleting such provisions in their entirety and replacing them with the following:

          6.1 Termination Upon Change in Control or Termination Other than For
              ----------------------------------------------------------------
     Cause. In the event that Employee's employment is terminated in a
     -----
     termination Upon a Change in Control or a termination Other than For Cause, the Employee shall be paid the following severance compensation:

               (a) From the date of Employee's termination until December 14, 2002 (the "Remainder Period"), an amount (payable on the dates specified in Section 4.1 except as otherwise provided herein) equal to any amount of the Base Salary that would otherwise be payable for the Remainder Period but for Employee's termination plus one year's Base Salary at the rate payable at the time of such termination. Notwithstanding any provision in this paragraph (a) to the contrary, the Employee may, in the Employee's sole discretion, by delivery of a notice to the Company within thirty (30) days following a Termination Upon a Change in Control, elect to receive from the Company a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this paragraph (a). Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to LIBOR plus 2.25%, as reported in the Wall Street Journal, or similar publication, on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Company shall make such payment to the Employee within thirty (30) days following the date on which the Employee notifies the Company of the Employee's election.

1.7. Section 11.1 of the Employment Agreement shall be amended by deleting such provision in its entirety and replacing it with the following:

          The Company shall indemnify Employee to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's Bylaws and Certificate of Incorporation, in each case as amended from time to time, and the Indemnity Agreement attached hereto as Exhibit A to be entered into by and between Employee and the Company.

1.8.     A new Section 4.9 shall be added as follows:

          4.9  Certain Additional Payments by the Company.
               ------------------------------------------

               (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company, directly or indirectly, to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4.9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b) Subject to the provisions of Section 4.9(c), all determinations required to be made under this Section 4.9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's regular independent accounting firm or such other certified public accounting firm reasonably acceptable to Employee as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Employee promptly after the receipt of notice that a Payment is due to be made. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4.9, shall be paid by the Company to Employee promptly following the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4.9(c) and Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee.

               (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment (or an additional Gross-Up Payment). Such notification shall be given as soon as practicable but no later than ten business days after Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 4.9(c), the Company shall control all proceedings taken in connection with such contest (to the extent applicable to the Excise Tax and the Gross-Up Payment) and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company
                                   --------  -------
          directs Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Employee, on an interest-free basis and shall indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by Employee of an amount advanced by the Company pursuant to Section 4.9(c), Employee becomes entitled to receive any refund with respect to such claim, Employee shall (subject to the Company's complying with the requirements of Section 4.9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by the Company pursuant to Section 4.9(c), a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

1.9. A new Section 6.1(e) shall be added as follows:

               (e) A bonus equal to 100% of his Base Salary, payable on the date Employee's employment with the Company ceases as a result of a Termination Upon Change of Control or Termination Other than For Cause.

1.10 Sections 6.2 and 6.4 of the Employment Agreement shall be deleted in their entirety. The reference to "subsection 6.2" in Section 5.2 of the Employment Agreement shall be deleted and replaced with the following:
     "subsection 6.1."

II.  DEFINED TERMS

     Capitalized terms used in Section I hereof, but not defined therein, shall have the same meaning ascribed to such terms in the Employment Agreement, to the extent such terms are defined in the Employment Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Employment Agreement to be executed as of the day and year first written above.

                                          JDN DEVELOPMENT COMPANY, INC.


                                          --------------------------------------

                                          By:  /s/ Lee S. Wielansky
                                               ---------------------------------

                                          Title: President, JDN Development Co.
                                                 -------------------------------


                                          --------------------------------------
                                          Lee S. Wielansky

                                    EXHIBIT A
                                    ---------

                          JDN DEVELOPMENT COMPANY, INC.

                            INDEMNIFICATION AGREEMENT

     THIS AGREEMENT, effective as of December 14, 2001, by and between JDN DEVELOPMENT COMPANY, INC., a Delaware corporation (the "Company") and LEE S. WIELANSKY (the "Indemnitee").

                                   WITNESSETH:

     WHEREAS, the Indemnitee currently serves as a director and officer of the Company, and the Company desires that the Indemnitee continue to serve in such capacities;

     WHEREAS, the Indemnitee is willing to serve as officer and director of the Company if the Indemnitee is adequately protected against the risks associated with such service; and

     WHEREAS, the Company believes that the proposed indemnification is fair and reasonable and will help promote the legitimate interests of the Company;

     NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth; the parties hereto agree as follows:

     1.   Indemnification.
          ---------------

     The Company shall pay on behalf of the Indemnitee and the Indemnitee's executors, administrators or assigns, any liability incurred by the Indemnitee
(i) as a result of any actual or threatened claim made against the Indemnitee by reason of the fact that the Indemnitee has served or is serving as an officer and/or director of the Company, or (ii) because of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or attempted by the Indemnitee in the Indemnitee's capacity as an officer and/or director of the Company. "Liability" includes (without limitation) (i) damages, judgments, penalties, fines and settlements, (ii) reasonable attorneys' fees and expenses and other costs and expenses associated with the investigation, defense, prosecution, and management of legal actions, claims and proceedings and appeals therefrom, including costs of attachments, injunction and appeal bonds, and similar bonds, and (iii) all expenses incurred by the Indemnitee in enforcing this Agreement. Notwithstanding the foregoing, however, the Company shall not be obligated to pay any liability that the Company is determined (by a final and unappealable judgment of a court of competent jurisdiction) to be prohibited by applicable corporate law from paying as indemnity.

     2.   Advancement of Expenses.
          -----------------------

     Costs and expenses (including, without limitation, reasonable attorneys fees) incurred by the Indemnitee in (i) defending or investigating or otherwise responding to any actual or threatened action, suit, proceeding, or claim falling within the parameters of paragraph 1 above, and (ii) enforcing this Agreement, shall be paid by the Company in advance of the final disposition of such matter within thirty (30) days after receipt of a request for such payment and a written undertaking by or on behalf of the Indemnitee to repay any such amount if it is ultimately determined (by a final and unappealable judgment of a court of competent jurisdiction) that the Indemnitee is not entitled to indemnification under the terms of this Agreement.

     3.   Enforcement of Rights.
          ---------------------

     If a claim under this Agreement is not paid by or on behalf of the Company within thirty (30) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, seek monetary damages, and obtain equitable relief, including mandatory injunction, and, if successful in whole or in part, the Indemnitee shall also be entitled to be paid the expense of prosecuting such claim or claims against the Company.

     4.   Subrogation.
          -----------

     In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall (at the Company's expense, including reasonable payment for the Indemnitee's time and effort expended in providing assistance to the Company to the extent he is no longer employed by the Company) do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

     5.   Claims Excluded.
          ---------------

     The Company shall not be liable under this Agreement to pay any liability incurred by the Indemnitee:

          (a) To the extent payment is actually made to the Indemnitee under an insurance policy maintained by the Company;

          (b) To the extent the Indemnitee is actually paid or indemnified by the Company otherwise than pursuant to this Agreement;

          (c) If it is established (by a final and unappealable judgment of a court of competent jurisdiction) that the act or omission of the Indemnitee was material to the matter giving rise to the proceeding in connection with which indemnity is sought and (i) was committed by the Indemnitee in bad faith, or
(ii) was the result of active and deliberate dishonesty of the Indemnitee;

          (d) If it is determined (by a final and unappealable judgment of a court of competent jurisdiction) that the Indemnitee actually received an improper personal benefit in money, property or services unless, in view of all the circumstances of the case, a court of competent jurisdiction determines that the Indemnitee is fairly and reasonably entitled to indemnity;

          (e) If it is determined (by a final and unappealable judgment of a court of competent jurisdiction) in any criminal proceeding, that the Indemnitee had reasonable cause to believe that the act or omission of the Indemnitee was unlawful;

          (f) In any proceeding b or in the right of the Company against such Indemnitee, wherein the Indemnitee shall have been determined (by a final and unappealable judgment of a court of competent jurisdiction) to be liable to the Company; or

          (g) For an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

     6.   Notice.
          ------

     The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to JDN Development Company, Inc., 359 East Paces Ferry Road, Suite 400, Atlanta, Georgia 30305, Attention: Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee). Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall (at the Company's expense, including payment for the Indemnitee's reasonable time and effort expended in providing assistance to the Company to the extent he is no longer employed by the Company) give the Company such information and cooperation as it may reasonably require in connection with such claim.

     7.   Non-Exclusivity of Rights.
          -------------------------

     Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Company's Certificate of Incorporation or Bylaws or the laws of the State of Delaware.

     8.   Continued Service.
          -----------------

     The Indemnitee agrees to continue to serve as an officer and director of the Company to the best of the Indemnitee's ability until the expiration or earlier termination of the Indemnitee's term of office or until the Indemnitee tenders his resignation in writing; provided, however, that nothing in this agreement is intended to create a contract of employment.

     9.   Choice of Law.
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     10.  Binding Agreement.
          -----------------

     This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

     11.  Severability.
          ------------

     If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any section of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest extent allowed by law.

     12.  Arbitration.
          -----------

     Any dispute arising under this Agreement shall be subject to binding arbitration according to the commercial arbitration rules of the American Arbitration Association in a proceeding before a single arbitrator in Atlanta, Georgia.

     13.  Headings.
          --------

     The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

     14.  Miscellaneous.
          -------------

     Payments to be made under this Agreement shall not be subject to the Company's right of set-off for claims against the Indemnitee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                          JDN DEVELOPMENT COMPANY, INC.


                                          By:
                                             -----------------------------------

                                          Its:
                                              ----------------------------------




                                          INDEMNITEE

                                          /s/ Lee S. Wielansky
                                          --------------------------------------
                                          LEE S. WIELANSKY